Exhibit 99.1

FOR IMMEDIATE RELEASE

Prologis and Norges Bank Investment Management Close €2.4 Billion Joint Venture in Europe

Venture Acquires 49 Million Square Foot (4.5 Million Square Meter) Portfolio with 195 Class-A Properties

SAN FRANCISCO (March 19, 2013) – Prologis, Inc. (NYSE: PLD), the leading global owner, operator and developer of industrial real estate, today announced the closing of Prologis European Logistics Partners Sàrl (PELP), a €2.4 billion ($3.1 billion) joint venture with Norges Bank Investment Management (NBIM), manager of the Norwegian Government Pension Fund Global.

The venture acquired a stabilized portfolio of 49 million square feet (4.5 million square meters) comprising 195 Class-A logistics facilities wholly owned by Prologis. PELP is structured as a 50 / 50 partnership with an equity commitment of €2.4 billion ($3.1 billion), which includes a €1.2 billion ($1.55 billion) co-investment by both NBIM and Prologis.

“Our partnership with Norges Bank is built upon a mutual, long-term investment perspective which is measured in decades,” said Hamid R. Moghadam, chairman and CEO, Prologis. “This venture underscores the strengthening of Europe’s industrial real estate market and the investment potential of our high-quality portfolio.”

The venture may grow through acquiring strategic portfolios in target markets and, where appropriate, properties that complement the existing asset base. The venture has an initial term of 15 years, which may be extended for additional 15-year periods. Prologis will have the ability to reduce its ownership to 20 percent following the second anniversary of closing.

About Prologis

Prologis, Inc. is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of Dec. 31, 2012, Prologis owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 554 million square feet (51.5 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.

The statements in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact Prologis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-

looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this release.

Media Contacts (San Francisco)

Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com

Atle Erlingsson, Tel: +1 415 733 9495, aerlingsson@prologis.com

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